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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

================================================================================

                         POST EFFECTIVE AMENDMENT NO. 1
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              ATLAS MINING COMPANY
             (Exact name of registrant as specified in its charter)

                      Idaho                                 82-0096527
                      -----                                 ----------
(State or other jurisdiction of incorporation or         (I.R.S. Employer
                  organization)                         Identification No.)

             630 East Mullan Avenue
                  Osburn, Idaho                                83849
                  -------------                                -----
    (Address of principal executive offices)                (Zip Code)


                           2002 CONSULTANT STOCK PLAN
                           --------------------------
                            (Full title of the plan)

                                William Jacobson
                             630 East Mullan Avenue
                               Osburn, Idaho 83849

                     (Name and address of agent for service)

                                 (208) 556-1181
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

----------------------- --------------------- -------------------- --------------------- --------------------
                                               PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES        AMOUNT TO BE      OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
   TO BE REGISTERED        REGISTERED(1)           SHARE(2)              PRICE(2)         REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock                 8,000,000               $.08                $640,000              $51.78
----------------------- --------------------- -------------------- --------------------- --------------------


(1) Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the stock plan described herein as the result of any future stock split, stock dividend or similar adjustment of the registrant's outstanding common stock.

(2) Estimated pursuant to Rule 457(h) solely for purposes of calculating amount of registration fee, based upon the average of the bid and asked price reported on July 2, 2003, as reported on the OTC Electronic Bulletin Board.




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                        GENERAL INSTRUCTION E INFORMATION

This Registration Statement is being filed for the purposed of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same consultant stock plan is effective.

THE CONTENTS OF THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-8 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 27, 2002 (FILE NO. 333-98821) IS HEREBY INCORPORATED BY REFERENCE.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are hereby incorporated by reference into this registration statement:

     (a) The Annual Report for the fiscal year ended December 31, 2002 filed by the registrant with the Securities and Exchange Commission (the "Commission") on Form 10KSB on April 14, 2003, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.

     (b) The Quarterly Report for the quarter ended March 31, 2003 filed on Form 10QSB on May 13, 2003.

     (b) The description of the registrant's common stock, which is included in the Registrant's Annual Report for fiscal year ended December 31, 2002, filed on Form 10KSB with the Commission on April 14, 2003.

     (c) In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Richardson & Patel LLP, has given an opinion on the validity of the securities being registered hereunder. Erick Richardson and Nimish Patel, principals in the law firm, are eligible to receive shares of the Company's common stock pursuant to this Form S-8 registration statement.




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ITEM 8.   EXHIBITS.

          5.    Opinion regarding legality

          23.1  Consent of Chisholm & Associates

          23.2  Consent of Richardson & Patel LLP (included in Exhibit 5)






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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Osburn, State of Idaho, on this 7th day of July, 2003.

                                            ATLAS MINING COMPANY
                                            An Idaho Corporation


                                            /s/ William Jacobson
                                            ------------------------------
                                            By: William Jacobson
                                            Its:  Chief Executive Officer



     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated:


Dated:  July 7, 2003
                                            /s/ William Jacobson
                                            -----------------------------------
                                            William Jacobson, Chairman


Dated:  July 7, 2003                        /s/ Kurt Hoffman
                                            -----------------------------------
                                            Kurt Hoffman, CFO, Director


Dated:  July 7, 2003                        /s/ Jack Harvey
                                            -----------------------------------
                                             Jack Harvey, Director


Dated:  July 7, 2003                        /s/ Thomas E. Groce
                                            -----------------------------------
                                            Thomas E. Groce, Director



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                                INDEX TO EXHIBITS

    Exhibit
    Number        Description
    ------        -----------

         5.       Opinion regarding legality

         23.1     Consent of Chisholm & Associates

         23.2     Consent of Richardson & Patel LLP (included in Exhibit 5)



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